                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                     COMPUTER HORIZONS CORP.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                            COMPUTER HORIZONS CORP.
                            49 OLD BLOOMFIELD AVENUE
                     MOUNTAIN LAKES, NEW JERSEY 07046-1495

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

    The Annual Meeting of Shareholders of Computer Horizons Corp. will be held at Headquarters Plaza, Morristown, NJ, on Wednesday, May 8, 2002 at 10:00 A.M., local time, for the following purposes:

    1. To elect directors to serve until the next annual meeting and until their successors are elected and qualify.

    2. To ratify the selection of the accounting firm of Grant Thornton LLP as the Company's auditors for the current year.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March 27, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof.

    The Board of Directors has amended Article 1, Section 2 of the By-Laws of the Company to change the annual meeting of shareholders from the first Wednesday of May to Wednesday, May 8, 2002 and thereafter on a Wednesday of May each year as determined by the Board. As amended, the section reads as follows:

    "Annual Meetings. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at 10:00 A.M. on May 8, 2002, and thereafter on a Wednesday of May of each year, as determined by the Board."

                                          By Order of the Board of Directors,
                                          WILLIAM J. MURPHY
                                          SECRETARY

Mountain Lakes, New Jersey
April 11, 2002

    IF IT IS CONVENIENT FOR YOU TO DO SO, WE HOPE YOU WILL ATTEND THE MEETING. IF YOU CANNOT, WE URGE YOU TO FILL OUT THE ENCLOSED PROXY CARD AND RETURN IT TO US IN THE ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE IS REQUIRED.

                            COMPUTER HORIZONS CORP.
                            49 OLD BLOOMFIELD AVENUE
                     MOUNTAIN LAKES, NEW JERSEY 07046-1495

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 8, 2002
                       HEADQUARTERS PLAZA MORRISTOWN, NJ

                            ------------------------

    The enclosed proxy is solicited on behalf of the Board of Directors of the Company and may be revoked at any time before it is finally exercised. Only shareholders of record at the close of business on March 27, 2002, will be entitled to notice of and to vote at the annual meeting with each share entitled to one vote. As of March 27, 2002, the Company had outstanding 31,395,441 shares of common stock, $.10 par value. It is anticipated that the mailing to shareholders of the Proxy Statement and the enclosed proxy will commence on or about April 10, 2002. Proxies for the annual meeting will be solicited by mail, and may also be solicited in person, by telephone or other means. All expenses involved, including printing and postage, will be paid by the Company.

    All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specifications therein, or if no specifications are made, will be voted "FOR" the election of the named nominees as directors and "FOR" approval of the proposal to ratify the selection of Grant Thornton LLP as the Company's auditors. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. A person present at the meeting may withdraw his or her proxy by voting in person.

    Directors are elected by plurality vote. Any other matter to be voted on at the meeting will require, for approval, the affirmative vote of a majority of the shares of common stock voting on the proposal, with abstentions and broker non-votes not counting as votes cast for this purpose.

                      CERTAIN HOLDERS OF VOTING SECURITIES

    The following table presents certain information with respect to the beneficial ownership of shares of the Company's common stock (its only class of voting securities) on March 27, 2002 (except as noted otherwise), by
(a) persons owning more than 5% of such shares or nominated for election as a director (see "Election of Directors"), (b) the named executive officers identified in the Summary Compensation Table, and (c) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares shown as being owned by such person.

NAME AND ADDRESS OF                                           AMOUNT BENEFICIALLY   PERCENT OF
BENEFICIAL OWNER                                                   OWNED(1)           CLASS
-------------------                                           -------------------   ----------
John J. Cassese.............................................        2,056,504           6.6%
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
William J. Murphy...........................................          353,273           1.1%
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Michael J. Shea (5).........................................           88,031            (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Thomas J. Berry.............................................           92,695            (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
William M. Duncan...........................................           40,300            (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Rocco J. Marano.............................................          119,188            (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
William J. Marino...........................................           10,000            (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Earl L. Mason...............................................           30,000            (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495

All directors and executive officers as a group (eight              2,789,991(3)
  persons)..................................................                            8.9%

TCW Group Inc...............................................        1,690,200(4)        5.4%
  865 South Figueroa Street, Los Angeles, CA 90017

--------------------------

(1) Includes 1,285,239 shares issuable upon exercise of options granted under the Company's 1985 (as amended) and 1994 Incentive Stock Option and Appreciation Plan, as follows: Cassese, 874,264; Murphy, 336,600 and Shea, 74,375. Also includes 279,313 shares issuable upon exercise of options granted under the Company's 1991 Directors' Stock Option Plan (as amended), as follows: Berry, 91,125; Duncan, 40,000; Marano, 108,188; Marino, 10,000
    and Mason, 30,000.

(2) Less than 1%.

(3) Includes all shares issuable upon exercise of options granted under the Company's 1985 (as amended) and 1994 Incentive Stock Option and Appreciation Plans and the Company's 1991 Directors' Stock Option Plan, as amended, included in Note 1.

(4) TCW Group Inc. filed a Schedule 13G Statement with the Securities and Exchange Commission stating that as of February 13, 2002 it may be deemed to have sole voting power and sole dispositive power with respect to 1,690,200 shares of the Company's common stock with no shared voting power or shared dispositive power.

(5) Mr. Shea is an executive officer (non-director) of the Company:
    Controller--1995 to present; Vice President--1996 to present, 41 years of age.

                             ELECTION OF DIRECTORS

    The seven current members of the Board of Directors have been nominated for election by the Shareholders, to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualify. Unless such authority is withheld as to one or more nominees by marking the enclosed proxy as indicated thereon, the proxy will, if executed and returned, be voted for the election of the nominees named herein. An employment agreement between the Company and Mr. Cassese provides that he will be included as a nominee for election at each annual meeting so long as the employment period under his agreement shall not have terminated. See "Executive Compensation" for additional information concerning such agreement.

    If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person as may be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election. The following table sets forth certain information regarding the nominees:

                                                  DIRECTOR
NOMINEE                                  AGE       SINCE              PRESENT PRINCIPAL OCCUPATION
-------                                --------   --------   -----------------------------------------------
John J. Cassese......................     57        1969     Chairman and President of the Company

Thomas J. Berry......................     77        1989     Retired 1993 as Executive Advisor and Executive
                                                             Asst. to Postmaster General U.S. Postal
                                                             Services. Retired 1986 as Vice President--AT&T

Rocco J. Marano......................     74        1995     Retired 1994 as Chairman of Blue Cross Blue
                                                             Shield--New Jersey. Retired as Chairman and
                                                             President of Bellcore (Bell Communications
                                                             Research) in 1991

William M. Duncan....................     62        1999     Senior Vice President & Division Executive, JP
                                                             Morgan Chase Bank, 1997 to present

William J. Murphy....................     57        1999     Executive Vice President, Chief Financial
                                                             Officer and Secretary of the Company

Earl L. Mason........................     56        1999     Retired 2000 as Chief Executive Officer and
                                                             President, Alliant Foodservice, Inc.

William J. Marino....................     58        2002     President and Chief Executive Officer, Horizon
                                                             Blue Cross Blue Shield of New Jersey. Formally
                                                             a Director of TeamStaff, Inc., resigned
                                                             February 25, 2002

    The Board of Directors held four meetings during 2001. The Audit Committee, consisting of the Board's outside Directors (Messrs. Berry, Marano, Duncan, Mason and Marino), held two meetings in 2001, and the Compensation Committee, consisting of the same members, held one meeting in 2001.

    The Compensation Committee considers and authorizes remuneration arrangements for senior management, including the granting of options under the Company's Incentive Stock Option and Appreciation Plans.

    The Company also has a Nominating Committee. The Nominating Committee, composed of all non-employee directors, met once during 2001. The primary duties and responsibilities of the nominating committee are to:

    - Recommend to our board of directors a slate of directors for election by stockholders at each annual meeting;

    - Recommend the overall criteria and qualifications for our board of directors, its members and for our Chief Executive Officer; and

    - When necessary, seek out, interview and screen potential candidates for the post of director.

    In February 2002, Mr. Cassese, without admitting or denying the allegations of a complaint filed by the Securities and Exchange Commission in connection with the purchase by Mr. Cassese of securities of a corporation not related to the Company, entered into a consent decree providing, among other things, for the entry of an order enjoining him from future violations of Section 14(e) of the Securities Exchange Act of 1934 and SEC Rule 14e-3 thereunder.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors as written in the adopted Audit Committee Charter. The Audit Committee members are independent as such term is defined in the NASD listing standards. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

    The Committee reviewed with Grant Thornton LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, the Company's audited financial statements for the year 2001, their judgments as to the quality of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Grant Thornton LLP their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the matters required to be discussed by Statement on Auditing Standards ("SAS")
No. 61, "Communication with Audit Committees", and SAS No. 90, "Audit Committee Communications", and considered the compatibility of nonaudit services provided by Grant Thornton LLP with the auditors' independence.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

    Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Thomas J. Berry, Audit Committee Chair
Rocco J. Marano, Audit Committee Member
William M. Duncan, Audit Committee Member
Earl L. Mason, Audit Committee Member
William J. Marino, Audit Committee Member

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company for the fiscal years indicated, to the Chief Executive Officer and to each of the Company's other executive officers (together, the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                          ----------------------------------
                                         ANNUAL COMPENSATION                      AWARDS            PAYOUTS
                              -----------------------------------------   -----------------------   --------
                                                                OTHER                  SECURITIES                 ALL
                                                                ANNUAL    RESTRICTED   UNDERLYING                OTHER
                                                               COMPEN-      STOCK       OPTIONS/      LTIP      COMPEN-
                                YEAR      SALARY     BONUS      SATION      AWARDS        SARS      PAYMENTS   SATION(1)
                              --------   --------   --------   --------   ----------   ----------   --------   ---------
John J. Cassese.............    2001     $475,000   $     --       --            --      75,000         --     $256,644
  Chairman of the Board,        2000      475,000     55,000       --            --      75,000         --      256,269
  President and Chief           1999      430,000    115,000       --            --      75,000         --      255,269
  Executive Officer

William J. Murphy...........    2001     $290,000   $     --       --            --      50,000         --     $  2,580
  Executive Vice President,     2000      290,000     25,000       --            --      50,000         --        2,880
  Chief Financial Officer       1999      275,000     55,000       --            --      50,000         --          192
  and Secretary

Michael J. Shea.............    2001     $150,000   $ 25,000       --            --      30,000         --     $  3,180
  Vice President and            2000      150,000     17,500       --            --      20,000         --        3,065
  Controller                    1999      137,400     35,000       --            --      10,000         --        1,769

------------------------

(1) In 2001, the Company paid the premiums on a whole life insurance policy of $80,000, a universal life insurance policy of $800,000 and a term life insurance policy of $150,000 for Mr. Cassese. The Company also paid the premium on a $3,000,000 split-dollar life insurance policy on the joint lives of Mr. Cassese and his spouse and a split-dollar survivorship policy. In addition, the Company paid the premiums on a $150,000 term life insurance policies for Mr. Murphy and Mr. Shea. Under each such insurance policy, the insured has the right to designate the beneficiaries. The Company maintains a defined contribution (401K) savings plan and contributes $.50 for every dollar contributed by all participating employees up to 4% of each employee's salary deferral.

    The Company has entered into an Executive Compensation Exchange Program
    (ECEP) with Mr. Cassese. Under the program, Mr. Cassese waived payments due to be made to him under the non-qualified supplemental retirement agreement, except for a $2,000,000 payment to be made in the event that a change of control occurs. In conjunction with this waiver, the Company entered into an arrangement to purchase a life insurance policy for the benefit of a trust established by Mr. Cassese. The cost of the life insurance policies to the Company has been actuarially determined and will not exceed the after-tax cost the Company expected to incur in connection with the payments under the non-qualified supplemental retirement agreement. In addition, the Company has non-qualified supplemental retirement benefit agreements with Messrs. Murphy and Shea. Under their agreements, Messrs. Murphy and Shea will be entitled to receive $1,000,000 each, upon retirement from the Company at age 65. If Mr. Murphy or Mr. Shea retires from continuous employment with the Company prior to age 65 as a result of total and permanent disability, he will be deemed to have continuously employed by the Company until age 65 for purposes of his agreement. If Mr. Murphy or Mr. Shea terminates his employment with the Company prior to reaching age 65, other than as a result of death or total and permanent disability, he will be entitled to receive, upon reaching age 65, a retirement benefit based on accrual and vesting formulas set forth in his respective agreement. Had either Mr. Murphy or Mr. Shea terminated his employment as of the date of this Proxy Statement or during the year 2001, Mr. Murphy's accrued and vested benefit would be $176,400 and Mr. Shea's accrued and vested benefit would be $24,000. If Mr. Murphy or Mr. Shea were to die prior to age 65, while still in the employ of the Company, his beneficiaries would be entitled to receive a lump sum benefit equal to the greater of his accrued and vested benefit and $500,000. Benefits payable upon retirement may be paid in a lump sum or in annual installments at the discretion of the beneficiary. In the event that a Change of Control occurs, Mr. Murphy's and Mr. Shea's entitlements will immediately vest and become payable.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                   INDIVIDUAL GRANTS                           ANNUAL RATES OF
                              ------------------------------------------------------------       STOCK PRICE
                                 NUMBER OF                                                     APPRECIATION FOR
                                SECURITIES      % OF TOTAL OPTIONS                               OPTION TERM
                                UNDERLYING          GRANTED TO       EXERCISE   EXPIRATION   --------------------
                              OPTIONS GRANTED   EMPLOYEES IN 2001     PRICE        DATE         5%         10%
                              ---------------   ------------------   --------   ----------   --------   ---------
John J. Cassese.............      75,000               5.86            2.02      4/16/11      95,278      241,452
William J. Murphy...........      50,000               3.90            2.02      4/16/11      63,518      160,968
Michael J. Shea.............      30,000               2.34            2.02      4/16/11      38,111       96,581

    Pursuant to the terms of the option grants, upon exercise of such options, if the optionee, while employed by the Company, desires to sell any shares acquired upon exercise of such options, the optionee must first offer such shares to the Company at their then fair market value. Mr. Cassese's and Mr. Murphy's options are immediately exercisable. Mr. Shea's options become exercisable over a period of three years.

    Certain officers have the right to borrow from the Company against the exercise price of options exercised. As of December 31, 2001, Mr. Shea has $100,000 in borrowings outstanding. This borrowing is payable upon demand, with a 4.99% interest rate.

    The following table sets forth certain information concerning stock options exercised in 2001 or held as of the end of the year, by the named executive officers. Such options were granted under the Company's 1985 (as amended) and 1994 Incentive Stock Option and Appreciation Plans. No stock appreciation rights have been granted under either Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 2001 OPTION VALUES

                                                                                                   VALUE OF UNEXERCISED
                                                                     NUMBER OF UNEXERCISED             IN-THE-MONEY
                                          SHARES                      OPTIONS AT 12/31/01           OPTIONS AT 12/31/01
                                         ACQUIRED       VALUE     ---------------------------   ---------------------------
NAME                                    ON EXERCISE   REALIZED*   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    -----------   ---------   -----------   -------------   -----------   -------------
John J. Cassese.......................         --           --      774,264            -0-        $467,595       $   -0-
William J. Murphy.....................         --           --      261,600            -0-          59,500           -0-
Michael J. Shea.......................         --           --       27,708         46,667             -0-        35,700

--------------------------

* Value realized is defined by the Securities and Exchange Commission as the difference between the market value, on date of exercise, of shares acquired and the exercise price of the options exercised.

EMPLOYMENT AGREEMENTS

    Mr. Cassese is a party to an Employment Agreement with the Company which provides for an automatic renewal for successive additional terms of three
(3) years unless either party gives at least 180 days prior written notice of intent to terminate. The Agreement provides, among other things, for an annual salary at the current rate of $475,000, with such increases and bonuses, if any, as the Company may determine. The Agreement also provides that if Mr. Cassese terminates his employment following the first anniversary of a Change of Control, he will be entitled to receive a lump sum equal to three times his base salary and highest bonus and continued benefits under Company benefit plans. In addition, the Agreement provides for an entitlement to salary, bonus and continued benefits based on the balance of the employment term (which automatically extends for three years if a Change of Control occurs) in the event of certain other terminations of employment. In general, a Change of Control is deemed to occur if a person or group acquires 20% or more of the Company's outstanding common stock, the Company's shareholders approve, with certain exceptions, a disposition of the Company, or a majority of the directors are succeeded within a 24-month period by individuals not nominated or approved by the Board as previously constituted. The Agreement also provides, in substance, that amounts receivable by Mr. Cassese after a Change of Control, which are subject to additional excise or other taxes, are to be increased to preserve the net benefit to the executive of such payments.

    Mr. Murphy is party to an employment agreement with the Company which automatically renews (unless terminated by either party) each January. The Agreement provides, among other things, for an annual salary at the current rate of $290,000, with such increases and bonuses, if any, as the Board of Directors may determine, together with participation in all benefit plans in which members of the Company's senior management generally are entitled to participate. The Agreement also provides that, if a Change of Control occurs and thereafter
Mr. Murphy either continues to be employed by the Company through the end of the contract term or his employment is terminated by the Company other than for cause or disability (as such terms are defined in the Agreement) or Mr. Murphy terminates his employment for good reason (as defined in the Agreement), then Mr. Murphy shall be entitled to receive a lump sum equal to two times his base salary and highest bonus (subject to reduction to avoid excise or other taxes) as well as continued benefits under the Company's benefit plans.

    Mr. Shea has an employment agreement with the Company which automatically renews (unless terminated by either party) each March. The Agreement provides for an annual salary at the current rate of $150,000, plus severance pay in the event of termination of employment by the Company.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION POLICIES

    The Compensation Committee (the "Committee") of the Board of Directors consists of its non-employee Directors. The Committee is responsible for developing policies and making specific recommendations to the Board of Directors with respect to the compensation of the Company's executive officers. The goal of these policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees.

    To help achieve this, the Committee, among other things, considers the chief executive officer's recommendations with respect to other executive officers, evaluates the Company's performance both in terms of current achievements and significant initiatives with long-term implications, assesses the contributions of individual executives, and compares compensation levels with those of other leading companies in similar or related industries.

FISCAL 2001 COMPENSATION

    With respect to the Company's chief executive officer, the Committee focused principally upon recommending to the Board an appropriate base salary increase, if any, and incentive compensation. As noted above, the chief executive officer is a party to an employment agreement with the Company that provides for base salary increases and bonuses as the Company may determine. In the view of the Committee and the chief executive officer, since the Company had enacted a salary freeze, it was appropriate not to increase Mr. Cassese's salary or award a bonus.

    The Company has periodically granted stock options in order to provide certain of its executives with a competitive total compensation package and reward them for their contribution to the Company's long-term share performance. These grants are designed to align the executive's interests with that of the shareholders. During 2001, stock options were granted to Mr. Cassese and to other members of management based upon their actual and potential contributions to the Company.

                                          Compensation Committee
                                          Thomas J. Berry
                                          Rocco J. Marano
                                          William M. Duncan
                                          Earl L. Mason
                                          William J. Marino

                            DIRECTORS' COMPENSATION

    Directors who are not employees of the Company, are each entitled to receive as compensation the sum of $20,000 per year. In 2001, the Company incurred an expense of $20,000 each for Messrs. Berry, Marano, Duncan and Mason.

    In 1998, the Company amended the 1991 non-qualified Directors' Stock Option Plan, providing that each new director of the Company who is not an employee of the Company (i) shall immediately receive options to purchase 10,000 shares of its common stock, which vest over a period of five years, and (ii) shall receive annual grants to purchase 10,000 shares of its common stock, which vest immediately. The plan expired on March 4, 2001 and was extended for three additional years by the Board of Directors and Shareholders. In 2001
Messrs. Berry, Marano, Duncan and Mason were each awarded 10,000 options vesting immediately at a strike price of $3.21. As of Mr. Marino's first day on the Board, he received 10,000 options at a strike price of $3.72.

                  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

    The Company maintains directors' and officers' liability insurance, providing coverage of up to $15,000,000, subject to a deductible. The policy also insures the Company against amounts paid by it to indemnify directors and officers. The current policy covers a period of one year at an annual premium of approximately $290,000.

                               PERFORMANCE GRAPH

    Below are graphs comparing the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative weighted total shareholder return (assuming the reinvestment of dividends) of the companies included in the Nasdaq Market Index, the companies in the New Peer Group selected by the Company, and the previously selected Company peer group (the "Former Peer Group"). The Company has adopted the New Peer Group because two of the companies included in the Former Peer Group, Cambridge Technology Partners and Renaissance Worldwide, Inc., were acquired during 2001. The Company selected iGate Corp. and Covansys Corp. to be added to the New Peer Group in order to have a representative industry sample against which to monitor performance. The New Peer Group Index then consists of five companies that are similar to the Company in business lines, size and revenues, each of whom is engaged not only in professional services, but is also involved in emerging and prospective "total solutions." They are Analysts International Corp., iGate Corp., Covansys Corp., CIBER, Inc. and Computer Task Group Inc. The Former Peer Group Index consisted of Analysts International Corp., Cambridge Technology Partners, CIBER, Inc., Computer Task Group Inc. and Renaissance
Worldwide, Inc., however the Old Peer Group Index below does not include the performance of Cambridge Technology Partners or Renaissance Worldwide, Inc. due to their acquisitions.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG COMPUTER HORIZONS CORP.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                         1996   1997    1998    1999    2000    2001
COMPUTER HORIZONS CORP.   100  177.18  103.68   63.04    9.49    12.5
OLD PEER GROUP INDEX      100  182.15  143.28  114.44   25.15   37.82
NASDAQ MARKET INDEX       100  122.32  172.52  304.29  191.25  152.46
NEW PEER GROUP INDEX      100  178.78  189.67  153.71   32.72   42.82

                       ASSUMES $100 INVESTED ON JAN. 1, 1997
                            ASSUMES DIVIDEND REINVESTED
                          FISCAL YEAR ENDING DEC. 31, 2001

                                                       1996       1997       1998       1999       2000       2001
                                                     --------   --------   --------   --------   --------   --------
COMPUTER HORIZONS CORP.............................   100.00     177.18     103.68      63.04       9.49      12.50
OLD PEER GROUP INDEX...............................   100.00     182.15     143.28     114.44      25.15      37.82
NASDAQ MARKET INDEX................................   100.00     122.32     172.52     304.29     191.25     152.46
NEW PEER GROUP INDEX...............................   100.00     178.78     189.67     153.71      32.72      42.82

                                    AUDITORS

    The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Grant Thornton LLP as independent auditors to examine the financial statements of the Company for the year ending December 31, 2002. This selection is being presented to the shareholders for ratification at the annual meeting. If the shareholders do not ratify the employment of Grant Thornton LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

    A representative of Grant Thornton LLP is expected to be present at the annual meeting with the opportunity to make a statement, if he so desires, and to be available to respond to appropriate questions.

                                   AUDIT FEES

    Grant Thornton LLP billed the Company $590,000 for professional services rendered for the audit of the Company's financial statements for the year ended December 31, 2001, and for the review of the Company's quarterly reports on Form 10-Q.

    The Company did not engage Grant Thornton LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

    Fees billed to the Company by Grant Thornton LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, primarily attributable to tax return preparation and tax compliance services, totaled approximately $958,000.

                               OTHER INFORMATION

    Proposals of shareholders intended to be presented at the annual meeting to be held in 2003 must be received by the Company no later than December 10, 2002, to be included in the proxy materials for such meeting. Proxies solicited by the Board of Directors for the 2003 Annual Meeting may be voted at the discretion of the persons named in such proxies or their substitutes with respect to any shareholder proposal not included in the Company's proxy statement if the Company does not receive notice of such proposal on or before March 1, 2003.

    The Board of Directors is aware of no other matters that are to be presented to the shareholders for action at the meeting. If, however, any other matters properly come before the meeting, the person named in the enclosed form of proxy will vote such proxies in accordance with his judgment on such matters.

    Upon the written request of any shareholder as of April 1, 2002, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (excluding exhibits), as filed with the Securities and Exchange Commission, will be supplied without charge. Requests should be directed to Shareholder Relations, Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495.

                                          By Order of the Board of Directors,
                                          William J. Murphy
                                          Secretary

Mountain Lakes, New Jersey
April 11, 2002

[LOGO]
COMPUTER HORIZONS CORP                          VOTE BY INTERNET
C/O PROXY SERVICES                              www.proxyvote.com Use the
P.O. BOX 9142                                   Internet to transmit your voting
FARMINGDALE, NY 11735                           instructions and for electronic
                                                delivery of information up until
                                                11:59 P.M. Eastern Time the day
                                                before the cut-off date or
                                                meeting date. Have your proxy
                                                card in hand when you access the
                                                web site. You will be prompted
                                                to enter your 12-digit Control
                                                Number which is located below to
                                                obtain your records and to
                                                create an electronic voting
                                                instruction form.

                                                VOTE BY PHONE - 1-800-690-6903
                                                Use any touch-tone telephone to
                                                transmit your voting
                                                instructions up until 11:59 P.M.
                                                Eastern Time the day before the
                                                cut-off date or meeting date.
                                                Have your proxy card in hand
                                                when you call. You will be
                                                prompted to enter your 12-digit
                                                Control Number which is located
                                                below and then follow the simple
                                                instructions the Vote Voice
                                                provides you.

                                                VOTE BY MAIL - Mark, sign, and
                                                date your proxy card and return
                                                it in the postage-paid envelope
                                                we have provided or return it to
                                                COMPUTER HORIZONS CORP., c/o
                                                ADP, 51 Mercedes Way, Edgewood,
                                                NY 11717.

                          *HOUSEHOLDING ELECTION (HH)

MARK "FOR" TO ENROLL THIS ACCOUNT TO RECEIVE CERTAIN FUTURE SECURITY HOLDER DOCUMENTS IN A SINGLE PACKAGE PER HOUSEHOLD. MARK "AGAINST" IF YOU DO NOT WANT TO PARTICIPATE. SEE ENCLOSED NOTICE. TO CHANGE YOUR ELECTION IN THE FUTURE, CALL 1-800-542-1061.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS PORTION FOR FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

--------------------------------------------------------------------------------

           THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPUTER HORIZONS CORP.

THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS.


DIRECTORS RECOMMEND "FOR"                           FOR    WITHHOLD   FOR ALL      To withhold authority to vote,
                                                    ALL      ALL      EXCEPT       mark "For All Except" and write
1.  The election as directors of all nominees                                      the nominee's number on the line
    listed (except as marked to the contrary to     / /      / /        / /        below.
    the right):

    01) JOHN J. CASSESE                                                            --------------------------------
    02) THOMAS J. BERRY     05) EARL L. MASON
    03) WILLIAM M. DUNCAN   06) WILLIAM J. MURPHY
    04) ROCCO J. MARANO     07) WILLIAM J. MARINO



                                                 FOR       AGAINST       ABSTAIN

DIRECTORS RECOMMEND "FOR"

2.  To ratify the selection of Grant Thornton    / /         / /           / /
    LLP as the Company's independent auditors for the current year.

3. Upon any other matters that may properly come before the meeting or any adjournment.

Please be sure to sign and date this proxy in the appropriate box below.

Mark here for address change and note on reverse.   / /


                                                  FOR   AGAINST

             *HOUSEHOLDING ELECTION (HH)          / /     / /


------------------------------------------------------

------------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]     Date


------------------------------------------------------

------------------------------------------------------
Signature (Joint Owners)               Date

--------------------------------------------------------------------------------

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                                 REVOCABLE PROXY
                             COMPUTER HORIZONS CORP.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            COMPUTER HORIZONS CORP.

The undersigned appoints John J. Cassese as Proxy to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of COMPUTER HORIZONS CORP., to be held at The Headquarters Plaza Hotel on Wednesday, May 8, 2002 at 10:00 A.M. and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

      Signature(s) should agree with name(s) printed hereon. Please correct any errors in address shown. If signing in representative capacity, include full title. Proxies by a corporation should be signed in its name by an authorized officer. Where stock stands in more than one name, all holders of record should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY


        ADDRESS CHANGE:
                        --------------------------------------------------------

                        --------------------------------------------------------

                        --------------------------------------------------------
                        If you made address changes above, please mark the box on the reverse side.

--------------------------------------------------------------------------------